NEWS RELEASE

Contact:  Wendy S. Schmucker
Sr. Vice President, Secretary and Treasurer
724-537-9923

For Immediate Release

COMMERCIAL NATIONAL SEPTEMBER 30, 2005 EARNINGS REFLECT CONTINUED STRENGTHENING OF CORE PROFITABILITY ALONG WITH LOAN AND DEPOSIT GROWTH
LATROBE, PA, November 8, 2005 - Commercial National Financial Corporation (NASDAQ:CNAF), parent company of Commercial Bank & Trust of PA, has reported unaudited earnings for the nine-month period ended September 30, 2005. The Company earned $2,544,000 (or $.75 per average share outstanding) compared to a loss of $160,000 (or $.05 per average share outstanding) in the same period last year. Year-to-date non-GAAP core earnings are $2,234,000 compared to 2004 core earnings of $1,823,000 - up by approximately 22.6%. To determine its core earnings, the Company excludes from earnings any credits to its provision for loan losses, its realized security gains/losses and any non-recurring items (see attached table). Earnings-per-share in 2005 are based on 3,413,426 average shares outstanding compared to 3,426,056 shares outstanding for the same period a year ago.

For the three-month period ended September 30, 2005, the Company earned $773,000. For the same period ended September 30, 2004, the Company showed a loss of $2,226,000. The core earnings for the third quarter 2005 of $773,000 reflects an improvement of 72.2% compared to non-GAAP core earnings of $449,000 for the third quarter 2004.

The Company reported total loans of $205.8 million for the period ended September 30, 2005, up 9.2% from the same period last year. In addition to loan growth, deposits grew to $279.2 million from $268.9 million during the same time period last year.

	Three Months				Nine Months
	Ended September 30				Ended September 30
	2005		2004		2005	2004
	(unaudited)		(unaudited)		(unaudited)	(unaudited)

Net Income (GAAP)	$ 773		$ (2,226)		$ 2,544	$(160)
Less:
FHLB Prepayment Penalty (non-recurring)	-		4,402		-	4,402
Credit for Loan Losses	-		-		(470)	(436)
Security Gains	-		(349)		-	(1,195)
Severance (non-recurring)	-		-	-	-	233
	-	-	4,053	-	(470)	3,004
		-		-
Tax effect (34%)	-		(1,378)		160	(1,021)
"Core" Earnings	$ 773		$ 449		$ 2,234	$ 1,823

In addition to Latrobe where it is headquartered, the Company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, North Huntingdon, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area. The Company also serves its customer base from an Internet banking site (www.cbthebank.com) and an automated TouchTone Teller banking system. The Company operates an asset management and trust division headquartered in Greensburg, Pennsylvania.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,”“will,”“to,”“expect,”“believe,”“anticipate,”“intend,”“could,”“would,”“estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the company, and the company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the company's ability to execute its business plans. The actual results of future events could differ materially from those stated in any forward-looking statements herein.

COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	September	September
	2005	2004

ASSETS
Cash and due from banks on demand	$ 12,962	$ 10,330
Interest bearing deposits with banks	31	693
	12,993	11,023

Federal funds sold	11,350	-
Securities available for sale	74,689	109,202
Restricted investments in bank stock	1,096	2,372

Loans	205,832	188,538
Allowance for loan losses	(1,548)	(1,839)
Net loans	204,284	186,699

Premises and equipment	4,378	4,888
Other assets	16,249	17,114

Total assets	$ 325,039	$ 331,298

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$ 72,397	$ 60,531
Interest bearing	206,783	208,411
Total deposits	279,180	268,942

Other liabilities	1,858	2,351
Short-term borrowings	-	15,125
Total liabilities	281,038	286,418

Shareholders' equity
Common stock, par value $2 per share; 10,000,000 shares authorized; 3,600,000 shares issued; 3,413,426 and 3,413,426 shares outstanding in 2005 and 2004, respectively

	7,200	7,200

Retained earnings	39,271	39,018

Accumulated other comprehensive income	1,108	2,240

Less treasury stock, at cost, 186,574 and 186,574 shares in 2005 and 2004
	(3,578)	(3,578)
Total shareholders' equity	44,001	44,880

Total liabilities and shareholders' equity	325,039	331,298

	-

# # #

COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30		Ended September 30
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

INTEREST INCOME:
Interest and fees on loans	$ 2,909	$ 2,667	$ 8,406	$ 8,088
Interest and dividends on securities:
Taxable	1,053	1,561	3,489	5,508
Exempt from federal income taxes	37	36	104	364
Other	90	100	131	122
Total Interest income	4,089	4,364	12,130	14,082

INTEREST EXPENSE:
Interest on deposits	1,119	916	3,206	2,693
Interest on short-term borrowings	-	13	22	95
Interest on long-term borrowings	-	678	-	2,129
Total Interest expense	1,119	1,607	3,228	4,917

NET INTEREST INCOME	2,970	2,757	8,902	9,165
PROVISION (CREDIT) FOR LOAN LOSSES	15	-	(455)	(436)

NET INTEREST INCOME AFTER
PROVISION (CREDIT) FOR LOAN LOSSES	2,955	2,757	9,357	9,601

OTHER OPERATING INCOME:
Asset management and trust income	189	230	625	692
Service charges on deposit accounts	168	159	443	539
Other service charges and fees	160	168	518	511
Net security gains	-	349	-	1,195
Commissions and fees from insurance sales	-	-	-	342
Income from investment in life insurance	124	107	377	384
Loss on Gooder asset sale	-	-	-	(39)
Other income	48	88	160	275
Total other operating income	689	1,101	2,123	3,899

OTHER OPERATING EXPENSES
Salaries and employee benefits	1,266	1,483	3,958	4,894
Executive severance	-	-	-	233
Net occupancy	170	180	538	552
Furniture and equipment	185	196	556	612
Pennsylvania shares tax	140	133	418	400
Legal and professional	147	196	421	562
FHLB Advance prepayment penalty	-	4,402	-	4,402
Other expenses	674	780	2,119	2,627
Total other operating expenses	2,582	7,370	8,010	14,282

INCOME/(LOSS) BEFORE INCOME TAXES	1,062	(3,512)	3,470	(782)
Income tax expense/(benefit)	289	(1,286)	926	(622)

Net income/(loss)	$ 773	$ (2,226)	$ 2,544	$ (160)

Average Shares Outstanding	3,413,426	3,436,539	3,413,426	3,426,056

Net Income/(Loss) Per Share	$ 0.23	$ (0.65)	$ 0.75	$ (0.05)